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                                                                      Exhibit 11
                                                                      ----------

                                THE BUCKLE, INC.
                       COMPUTATIONS OF EARNINGS PER SHARE
              (dollar amounts in thousands, except per share data)


                                          Thirteen Weeks Ended                Thirteen Weeks Ended
                                             October 30, 1999                   October 31, 1998
                                  -----------------------------------   ---------------------------------
                                   Income        Shares     Per Share     Income      Shares    Per Share
                                                              Amount                              Amount
Basic EPS
  Net Income                       $11,552       21,530      $ 0.54     $ 10,592      21,958      $ 0.48

Effect of Dilutive Securities
  Stock Options                                     980                                1,041
                                  -----------------------------------   ---------------------------------

Diluted EPS                        $11,552       22,510      $ 0.51     $ 10,592      22,999      $ 0.46
                                  -----------------------------------   ---------------------------------

                                       Thirty-nine Weeks Ended                 Thirty-nine Weeks Ended
                                           October 30, 1999                       October 31, 1998
                                  -----------------------------------   ---------------------------------
                                   Income        Shares     Per Share     Income      Shares    Per Share
                                                              Amount                              Amount
Basic EPS
  Net Income                       $24,396       21,884      $ 1.11     $ 21,644      21,963      $ 0.99
                                  -----------------------------------   ---------------------------------
Effect of Dilutive Securities
  Stock Options                                   1,194                                1,170
                                  -----------------------------------   ---------------------------------

Diluted EPS                        $24,396       23,078      $ 1.06     $ 21,644      23,133      $ 0.94
                                  ===================================   =================================